Exhibit 99.1

Party City Announces Repurchase of Common Stock

ELSMFORD, NY, December 22, 2017 – Party City Holdco Inc. (NYSE: PRTY (the “Company”)) today announced the purchase of 19,841,694 shares of common stock for an aggregate consideration of $242 million from Advent-Party City Acquisition Limited Partnership (“Advent”), constituting all of Advent’s shares of the Company.    The Company intends to fund the share repurchase with borrowings under its revolving credit facility. Funds associated with Thomas H. Lee Partners, L.P. will not sell any of their shares in connection with the transaction.

Party City CEO Jim Harrison said, “We believe this transaction provides an opportunity to increase shareholder value and is immediately accretive to earnings per share. Additionally, this transaction removes a share over hang associated with Advent’s long term shareholder interest in the business. Our business maintains very strong cash flow characteristics, and with the added benefit to free cash flow associated with tax reform, we believe that we can meaningfully increase shareholder return without a material increase in our debt leverage. We remain committed to allocating capital in a manner that appropriately balances our growth objectives with continued focus on the disciplined pay down of debt, providing our shareholders with a strong opportunity for return.”

Mr. Harrison continued, “Advent has been a valued partner over the last ten years and I’m grateful for their contributions to our success.”

On November 9, 2017, the Company announced a share repurchase program of up to $100 million of its outstanding common shares. At the present time, the Company has not made a determination as to the timing and amount of additional share repurchases.

About Party City Holdco Inc.

Party City Holdco Inc. is the leading party goods company by revenue in North America and, it believes, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include over 900 specialty retail party supply stores (including approximately 150 franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Forward-Looking Statements

This press release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of the transaction on earnings per share and the ability of Party City the increase in shareholder return. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s latest Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although Party City believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

Contact:

ICR

Farah Soi and Rachel Schacter

InvestorRelations@partycity.com